Exhibit 99

IKON ANNOUNCES NEW SVP, NORTH AMERICAN SALES
TO DRIVE PROFITABLE GROWTH
Company Veteran Brian Edwards to Apply Field Leadership Experience in New Post

Valley Forge, Pennsylvania – August 9, 2004 – IKON Office Solutions (NYSE:IKN), the world’s largest independent channel for document management systems and services, today announced the creation of a new executive role to drive sales execution and profitable growth. Brian Edwards, former Vice President/General Manager of IKON’s Western Region, has been named Senior Vice President, North American Sales, reporting directly to Matthew J. Espe, IKON’s Chairman and Chief Executive Officer. IKON’s four Regional Vice President/General Managers in North America will report directly to Edwards.

“Brian’s proven ability to execute, coupled with his strong relationships with fellow field leaders, makes him the ideal choice to drive profitable growth for IKON in this important new position,” said Matthew J. Espe. “Over the past year, we have been steadily improving our operating mechanisms, enhancing leadership and simplifying our regional structure. In this new role, Brian will help us accelerate the opportunities we’ve identified for growth – strengthening our core business, while aligning with our goals for market expansion through IKON Enterprise Services and Europe.”

Edwards began his IKON career as a sales representative in 1985, and was quickly promoted within the sales organization. By 1988 he was appointed District Sales Manager, and served in a variety of sales management roles until becoming a General Manager in 1994. After generating positive results in two marketplaces as General Manager, Edwards was promoted to Regional Vice President and General Manager of the Northeast Region. After five successful years in the Northeast Region, Edwards was called to lead the consolidated Western Region, comprised of 11 marketplaces and providing geographical coverage west of Denver, CO, including Alaska and Hawaii.

“I am excited to lead such a powerful sales force, representing the best product and services portfolio in the industry,” said Edwards. “I look forward to working closely with IKON’s senior team as we build on our strategy to grow share in all segments and markets.”

Edwards, 41, holds a Bachelor of Science Degree in Marketing from the University of Rhode Island. Throughout his career, he has been active in community affairs, including service as co-chair for the United Way Campaign, Capital District in Hartford, Connecticut during 2002 and 2003.

About IKON

IKON Office Solutions (www.ikon.com) integrates imaging systems and services that help businesses manage document workflow and increase efficiency. As the world’s largest independent distribution channel for copier and printer technologies, IKON offers best-in-class systems from leading manufacturers such as Canon, Ricoh and HP and service support through its team of 7,000 service professionals worldwide. IKON also represents the industry’s broadest portfolio of document management services: outsourcing and professional services, on-site copy and mailroom management, fleet management, off-site digital printing solutions, and customized workflow and imaging application development, as well as equipment lease financing. With Fiscal 2003 revenues of $4.7 billion, IKON has approximately 600 locations throughout North America and Europe.

This news release includes information which may constitute forward-looking statements within the meaning of the federal securities laws. These forward-looking statements include, but are not limited to, statements relating to the ability of IKON to drive profitable growth and market share. Although IKON believes the expectations contained in such forward-looking statements are reasonable, it can give no assurances that such expectations will prove correct. Such forward-looking statements are based upon management’s current plans or expectations and are subject to a number of risks and uncertainties, including, but not limited to: risks and uncertainties relating to conducting operations in a competitive environment and a changing industry; delays, difficulties, management transitions and employment issues associated with consolidation of, and/or changes in business operations; managing the integration of existing and acquired companies; risks and uncertainties associated with existing or future vendor relationships; and general economic conditions. Certain additional risks and uncertainties are set forth in IKON’s 2003 Annual Report on Form 10-K filed with the Securities and Exchange Commission. As a consequence of these and other risks and uncertainties, IKON’s current plans, anticipated actions and future financial condition and results may differ materially from those expressed in any forward-looking statements.

(GIKN)

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